UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              FITWAYVITAMINS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         ______________________________________________________________
         (State or other jurisdiction of incorporation or organization)


                                      5499
            ________________________________________________________
            (Primary Standard Industrial Classification Code Number)


                                   27-0938396
                     _______________________________________
                     (I.R.S. Employer Identification Number)


                112 North Curry Street Carson City, Nevada 89703
                                  775-321-8227
        _________________________________________________________________
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                     State Agent & Transfer Syndicate, Inc.
                112 North Curry Street Carson City, Nevada 89703
                                 (775) 882-1013
            _________________________________________________________
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


 As soon as practicable after the effective date of this registration statement
        (Approximate date of commencement of proposed sale to the public)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                                Accelerated filer [ ]
Non-accelerated filer   [ ]                        Smaller reporting company [X]
(Do not check if a smaller reporting company)



                        CALCULATION OF REGISTRATION FEE

Title of Each                            Proposed Maximum       Proposed Maximum       Amount of
Class of Securities     Amount to be     Offering Price Per     Aggregate Offering     Registration
to be Registered        Registered       Unit(1)                Price                  Fee(2)

Common Stock by
Company                 4,000,000              $0.03            $120,000                  $8.56


(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                              FITWAYVITAMINS, INC.

                        4,000,000 SHARES OF COMMON STOCK


     Prior to this registration, there has been no public trading market for the common stock of FITWAYVITAMINS, INC. ("FITWAYVITAMINS", "FITWAY", "we" or the "Company") and it is not presently traded on any market or securities exchange. 4,000,000 shares of common stock are being offered for sale by the Company to the public.

     The price per share will be $0.03. FITWAYVITAMINS will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

     This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

     The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.


     The date of this prospectus is __________________


     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                        Page No.
PART I

Summary Information                                                         6
Risk Factors                                                                8
Use of Proceeds                                                            15
Determination of Offering Price                                            16
Dilution                                                                   16
Plan of Distribution                                                       17
Description of Securities to be Registered                                 17
Interests of Named Experts and Counsel                                     18
Description of Business                                                    19
Legal Proceedings                                                          22
Financial Statements                                                       22
Management's Discussion and Analysis of Financial Condition
   and Results of  Operations                                              33
Changes in and Disagreements With Accountants on Accounting
   and Financial Disclosure                                                34
Directors and Executive Officers                                           34
Executive Compensation                                                     35
Security Ownership of Certain Beneficial Owners and Management             37
Certain Relationships and Related transactions                             38
Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities                                              38

PART II                                                                    39

Other Expenses of Issuance and Distribution
Indemnification of Directors and Officers                                  39
Recent Sales of Unregistered Securities                                    39
Exhibits and Financial Statement Schedules                                 40
Undertakings                                                               41
Signatures                                                                 42

                      DEALER PROSPECTUS DELIVERY OBLIGATION


Until , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               SUMMARY INFORMATION


         This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

SUMMARY INFORMATION ABOUT FITWAYVITAMINS, INC.

         FITWAYVITAMINS, INC. ("FITWAYVITAMINS", "we", "our", or "the Company") was incorporated in the State of Nevada as a for-profit Company on September 10, 2009 and established a fiscal year end of October 31. We are a development-stage company that intends to create the ideal line of Vitamins, protein powder, nutritional bars and sliming aids for the general public.

         We will, initially, sell our products using the internet, through our website and the Ebay. When finances allow, we intend to advertise on the Home
Shopping Channel on TV. Then, when our products and services get more recognition by the public, we plan to sell them through retail stores all over North America.

         Our business office is located at 112 North Curry Street Carson City, Nevada 89703, our telephone number is 775-321-8227 and our fax number is (775) 306-0030. Our United States and registered statutory office is located at 112 North Curry Street Carson City, Nevada 89703,telephone number (775) 882-1013.

         As of October 31, 2009, the end of our fiscal year, the Company had raised $10,000 through the sale of its common stock. There is $9,990 of cash on hand in the corporate bank account. The Company currently has liabilities of $7,402, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,700. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE COMPANY

         FITWAYVITAMINS has 10,000,000 shares of common stock issued and outstanding and is registering an additional 4,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. FITWAYVITAMINS will receive all proceeds from the sale of the common stock.

Securities being offered by the        4,000,000 shares of common stock are
Company, common stock, par value       offered by the Company.
$0.001

Offering price per share by the        A price, if and when the Company sells
Company.                               the shares of common stock, is set at
                                       $0.03.

Number of shares outstanding           10,000,000 common shares are currently
before the offering of common shares.  issued and outstanding.

Number of shares outstanding           14,000,000 common shares will be issued
after the offering of common shares.   and outstanding after this offering is
                                       completed.

Minimum number of shares to be sold    None.
in this offering

Market for the common shares           There is no public market for the common
                                       shares. The price per share is $0.03.

                                       FITWAYVITAMINS may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if FITWAYVITAMINS common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds                        FITWAYVITAMINS will receive all proceeds
                                       from the sale of the common stock. If all
                                       4,000,000 common shares being offered are
                                       sold,  the total  gross  proceeds  to the
                                       Company  would be  $120,000.  The Company
                                       intends  to use the  proceeds  from  this
                                       offering (i) to pay for  business  travel
                                       costs to South Africa estimated  $10,000;
                                       (ii) to pay for logo  design and  package
                                       production  costs,  estimated at $35,000;
                                       (iii) to cover initial  production costs,
                                       estimated  at  $18,000,  (iv) to initiate
                                       the   Company's   sales   and   marketing
                                       campaign,   estimated  at  $40,000;   (v)
                                       quality  control  costs,  $8,000 and (vi)
                                       administrative expenses estimated to cost
                                       $3,300.  The  expenses of this  offering,
                                       including   the   preparation   of   this
                                       prospectus   and  the   filing   of  this
                                       registration   statement,   estimated  at
                                       $5,700    are    being    paid   for   by
                                       FITWAYVITAMINS

Termination of the offering            The offering will conclude when all
                                       4,000,000  shares  of common  stock  have
                                       been   sold,   or  90  days   after  this
                                       registration  statement becomes effective
                                       with   the    Securities   and   Exchange
                                       Commission. FITWAYVITAMINS may at its discretion extend the offering for an additional 90 days.

Terms of the offering                  The Company's president and sole director
                                       will   sell   the   common   stock   upon
                                       effectiveness   of   this    registration
                                       statement.

         You should rely only upon the information contained in this prospectus. FITWAYVITAMINS has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

         The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

   BALANCE SHEET                     AS OF OCTOBER 31, 2009

Total Assets                                 $9,990
Total Liabilities                            $7,402
Stockholder's Equity                         $2,588

   OPERATING DATA                INCEPTION (SEPTEMBER 10, 2009)
                                    THROUGH OCTOBER 31, 2009

Revenue                                      $ 0.00
Net Loss                                     $7,412
Net Loss Per Share                              N/A

         As shown in the financial statements accompanying this prospectus, FITWAYVITAMINS has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

         Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

         This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

            The Company considers the following to be the most significant material risks to an investor regarding this offering. FITWAYVITAMINS should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.


AUDITOR'S GOING CONCERN

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF FITWAYVITAMINS, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN.

         In their audit report dated December 14, 2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to FITWAYVITAMINS, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See "October 31, 2009 Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

         The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) business travel costs to South Africa, (ii) logo design and package production costs, (iii) initial production costs, (iv) sales and marketing campaign, (v) quality control costs, (vi) administrative expenses and (vii) the expenses of this offering.

         There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

         If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company's ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

         No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

RISKS RELATED TO THIS OFFERING

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

         There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

          The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on September 10, 2009 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

         A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company's shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS  WILL PAY MORE FOR OUR  COMMON  STOCK  THAN THE PRO RATA  PORTION  OF THE
ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

         The  offering  price  and  other  terms and  conditions  regarding  the
Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

         The arbitrary offering price of $0.03 per common share as determined herein is substantially higher than the net tangible book value per share of FITWAYVITAMINS's common stock. FITWAYVITAMINS's assets do not substantiate a share price of $0.03. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY.

         The Company has 75,000,000 authorized shares, of which only 10,000,000 are currently issued and outstanding and only 14,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

         Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

         We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR THE COMPANY'S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

         If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASDAQ Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

         In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS.

         The Company's sole officer and director owns 100% of the outstanding shares and will own over 71% after this offering is completed. As a result, she may have control of the Company and be able to choose all of our directors. Her interests may differ from those of the other stockholders. Factors that could cause her interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time she is able to devote to the Company.

         All decisions regarding the management of the Company's affairs will be made exclusively by her. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon her management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the Company's sole officer and director will not abuse her discretion in executing the Company's business affairs, is her fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or her successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company's management.


RISKS RELATED TO INVESTING IN OUR COMPANY

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS.

         We were incorporated on September 10, 2009 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

         Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE.

         Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for nutritional supplement products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

         If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

         Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

AS  THE  COMPANY'S  SOLE  OFFICER  AND  DIRECTOR  HAS  OTHER  OUTSIDE   BUSINESS
ACTIVITIES, SHE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HER TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

         Mrs. Wessels, our sole officer and director, has other business interests and currently devotes approximately 10-15 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mrs. Wessels, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, she is prepared to adjust her timetable to devote more time to the Company's business. However, she may not be able to devote sufficient time to the management of the Company's business, which may result in periodic interruptions in implementing the Company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

         The Company is entirely dependent on the efforts of its sole officer and director. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IT  MAY  BE  IMPOSSIBILE  TO  HIRE  ADDITIONAL  EXPERIENCED  PROFESSIONALS,   IF
NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

         Since our management does not have prior experience in the marketing of nutritional products, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

         In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the Company's creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

         FITWAYVITAMINS is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on September 10, 2009 and to date have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the Company's planned operating expenses.

         The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the nutritional supplements and vitamin industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the Company or its competitors, specific economic conditions in the vitamin industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

         As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

COMPANY'S  ABILITY  TO  IMPLEMENT  THE BUSINESS STRATEGY.

         The implementation of the Company's marketing strategy will depend on a number of factors. These include our ability to establish a significant customer base and maintain favorable relationships with customers and obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems; hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the Company to manage any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE CURRENTLY RELY ON ONE SUPPLIER FOR OUR PRODUCTS. OUR ABILITY TO EARN REVENUES COULD BE DISRUPTED IF WE ARE FORCED TO FIND ALTERNATE SUPPLIERS IF ANY OF OUR SUPPLIERS DECIDE THEY NO LONGER DESIRE TO PROVIDE US WITH OUR PRODUCTS.

         Our initial products will be supplied by African Dynamics Group. These products will be our only potential source of revenue and we do not currently have any other source for these products. We expect to rely on only one supplier for our products and promotional services for the foreseeable future. In the event that this supplier decides they no longer desire to provide products, we may be forced to locate alternative suppliers. We cannot guarantee that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

IF WE DO NOT HAVE ADEQUATE RESOURCES TO MARKET AND SELL OUR PRODUCTS AND COMPETE SUCCESSFULLY WITH NUMEROUS RETAILERS, MANUFACTURERS AND WHOLESALERS, INCLUDING ONLINE COMPANIES, OUR ABILITY TO ATTRACT CUSTOMERS WILL BE HARMED RESULTING IN REDUCED REVENUES AND INCREASED OPERATING COSTS.

         Some of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase, primarily in the online market, because of the relative ease with which new websites may be developed. The nature of the Internet as an electronic marketplace may facilitate competitive entry and comparison-shopping and may also render online commerce inherently more competitive than traditional retailing formats. Increased competition may reduce our gross margins, cause us to lose market share and decrease the value of the FITWAYVITAMINS brand.

WE MAY BE LIABLE FOR PRODUCTS THAT WE SELL. ANY CLAIMS OR ADVERSE JUDGMENTS AGAINST US MAY REDUCE OUR FINANCIAL RESOURCES OR HINDER OUR REPUTATION.

         We face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could significantly reduce our financial resources. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of any insurance coverage that we may acquire would harm us by adding additional costs to our business and by diverting the attention of our senior management from the operation of our business.

BECAUSE WE DEPEND ON THIRD-PARTY SHIPPERS, WE MAY NOT BE ABLE TO DELIVER OUR PRODUCTS IN A TIMELY MANNER WHICH MAY REDUCE OUR REVENUES.

         All of our products will be delivered via third-party. Therefore, our product distribution relies on third-party delivery services, including the United States Postal Service, United Parcel Service and Federal Express. Strikes by employees of those third party delivery services and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products because of this loss of convenience. Those interruptions or delays may decrease our revenues and hinder our reputation.

EXTENSIVE GOVERNMENTAL REGULATION COULD LIMIT OUR SALES OR ADD SIGNIFICANT ADDITIONAL COSTS TO OUR BUSINESS.

         There is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration, or FDA, and the Federal Trade Commission or FTC. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE.

         The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH.

         The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS

OUR PRODUCTS MAY NOT BE ABLE TO DISTINGUISH THEMSELF IN THE MARKET.

         There are a wide range of companies that offer similar products. If we are unable to distinguish our products and attract enough clients, it will affect negatively our business.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST.

         Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the Company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

GENERAL COMPETITION

         We face intense competition in Internet and retail nutritional supplement and vitamin sales. We compete with numerous retailers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources. Most of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond.

                                 USE OF PROCEEDS

         Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.



                                               IF 25% OF       IF 50% OF       IF 75% OF      IF 100% OF
                                             SHARES SOLD     SHARES SOLD     SHARES SOLD     SHARES SOLD

       GROSS PROCEEDS FROM THIS OFFERING         $30,000         $60,000        $90,000       $120,000
                 LESS: OFFERING EXPENSES       =========       =========      =========      ==========
                      Legal & Accounting           4,000           4,000          4,000          4,000
                                Printing             200             200            200            200
                          Transfer Agent           1,500           1,500          1,500          1,500
                                   TOTAL          $5,700          $5,700         $5,700         $5,700

      LESS: GENERAL BUSINESS DEVELOPMENT
Business trips to South Africa expenses:          $3,000          $5,000         $7,500        $15,000
                                  TOTAL:          $3,000          $5,000         $7,500        $15,000

          LESS: LOGO DESIGN AND PACKAGES
                       Logo development:          $5,000          $8,000        $10,000        $10,000
Design packages and packages production:          $5,750         $15,500        $22,250        $30,000
                                   TOTAL         $10,750         $23,500        $32,250        $40,000

                 LESS: SALES & MARKETING
   Online advertisement/Website/Hosting:          $8,000         $10,000        $10,000        $10,000
                            Trade shows:               -         $10,000        $10,000        $10,000
                       TV advertisement:               -    -          -        $15,000        $28,000
                                   TOTAL          $8,000         $20,000        $35,000        $48,000

                   LESS: QUALITY CONTROL          $2,000          $4,000         $7,000         $8,000
                           Lab analysis:
                                   TOTAL          $2,000          $4,000         $7,000         $8,000

           LESS: ADMINISTRATION EXPENSES
  Office supplies, Stationery, Telephone            $550           $1800         $2,550         $3,300
                                   TOTAL            $550          $1,800         $2,550         $3,300
                                               =========      ==========      =========      ==========
                                  TOTALS         $30,000         $60,000        $90,000       $120,000

The above figures represent only estimated costs.


                         DETERMINATION OF OFFERING PRICE

         As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by FITWAYVITAMINS and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                    DILUTION

         The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the Company's inception on September 10, 2009. The Company's sole officer and director paid $0.001 per share, a difference of $0.029 per share lower than the share price in this offering.

         Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING  STOCKHOLDERS  IF ALL OF THE SHARES ARE SOLD
Price per share $ 0.03
Net tangible  book  value per share  before  offering  $ 0.00026
Potential  gain to existing shareholders $ 120,000
Net tangible book value per share after offering $ 0.0083
Increase to present stockholders in net tangible book value per
share  after  offering   $ 0.008
Capital   contributions  $  120,000
Number  of  shares outstanding before the offering  10,000,000
Number of shares after offering held by existing stockholders 10,000,000 Percentage of ownership after offering 71.4%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
__________________________________________________________________________

   Price per share                                              $     0.03
   Dilution per share                                           $   0.0217
   Capital contributions                                        $  120,000
   Percentage of capital contributions                                92.3%
   Number of shares after offering held by public investors      4,000,000
   Percentage of ownership after offering                             28.6%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
__________________________________________________________________________

   Price per share                                              $     0.03
   Dilution per share                                           $    0.023
   Capital contributions                                        $   90,000
   Percentage of capital contributions                                  90%
   Number of shares after offering held by public investors      3,000,000
   Percentage of ownership after offering                               23%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
__________________________________________________________________________

   Price per share                                              $     0.03
   Dilution per share                                           $    0.025
   Capital contributions                                        $   60,000
   Percentage of capital contributions                                85.7%
   Number of shares after offering held by public investors      2,000,000
   Percentage of ownership after offering                             16.6%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
__________________________________________________________________________

Price per share                                                 $     0.03
Dilution per share                                              $    0.027
Capital contributions                                           $   30,000
Percentage of capital contributions                                     75%
Number of shares after offering held by public investors         1,000,000
Percentage of ownership after offering                                 9.1%


                              PLAN OF DISTRIBUTION

         10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 4,000,000 shares of its common stock for possible resale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

         FITWAYVITAMINS will receive all proceeds from the sale of those shares. The price per share is fixed at $0.03 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to other individuals. Although our common stock is neither listed nor quoted on a public exchange, we intend to seek quotation on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

         The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the Company or by agreement between both parties.

         In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which FITWAYVITAMINS has complied.

         In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

         FITWAYVITAMINS will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).


                            DESCRIPTION OF SECURITIES
COMMON STOCK

         Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

 * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

 * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

 * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

 * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

         We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

         Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71% of our outstanding shares.

CASH DIVIDENDS

         As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

ANTI-TAKEOVER PROVISIONS

         Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

STOCK TRANSFER AGENT

         We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, FITWAY will act as its own transfer agent.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

         The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, 2580 Anthem Village Drive, Henderson, NV 89052 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

         Diane D. Dalmy, 8965 W. Cornell Place Lakewood, Colorado 80227, our independent legal counsel, has provided an opinion on the validity of our common stock.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

         On September 10, 2009, Mrs. Margret Wessels, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of October 31. FITWAYVITAMINS, INC. is a development-stage company that intends to enter into the vitamin and nutritional supplement industry. The Company intends to ultimately provide its own brand of vitamins and nutritional supplements to its customers.

         Our business office is located at 112 North Curry Street Carson City, Nevada, 89703; our telephone number is (775)-321-8227 and our fax number is
(775) 306-0030. Our United States and registered statutory office is located at 112 North Curry Street Carson City, Nevada, 89703, telephone number.
(775)-882-1013.

         The Company has not yet implemented its business model and to date has generated no revenues.

         FITWAYVITAMINS has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

MARKET OPPORTUNITY

INDUSTRY

         FITWAYVITAMINS believes that the primary trend driving the growth in the vitamin and nutritional supplements industry is the aging U.S. population. The total U.S. population of people 50 and older is expected to increase to 115 million people in 2018 from 94 million people in 2008, a CAGR of 2.1%, which is more than twice the overall population growth rate. The aging Baby Boomer generation comprises a significant and increasing part of the 50 and older population.

         According to the Nutrition Business Journal (NBJ), sales of nutritional supplements in the United States in 2008 were approximately $25.2 billion representing a 4.9% CAGR between 2001 and 2008. The U.S. nutritional supplement category is comprised of vitamins ($8.5 billion), herbs / botanicals ($4.8 billion), specialty / other ($4.5 billion), meal supplements ($2.6 billion), sports nutrition ($2.7 billion) and minerals ($2.1 billion). The NBJ forecasts 4.5% average annual growth for U.S. nutritional supplement sales through 2014 driven primarily by consumption by the over 50 demographic, including Baby Boomers who seek to improve their health and wellness and treat and prevent disease and illness cost effectively.

         According to the NBJ, sports nutrition products represented approximately 10.8% of the total U.S. nutritional supplement industry in 2008. We believe our sports nutrition offering emphasizes products such as protein powders which will appeal to our customers' emphasis on health and wellness rather than products taken in conjunction with a body building regimen. From 2009 to 2014, the sports nutrition product category is expected to grow at a 5.5% CAGR, representing the second fastest growing product category in the nutritional supplements industry.

         According to Mindbranch, the nutritional supplements market was valued at over $68 billion worldwide and demand is expected to grow about 12 percent by 2011. We believe that an industry of this size, with such strong future potential attracts a lot of attention and provides an excellent environment in which to develop our Company.

DESCRIPTION OF OUR PRODUCTS

Sports Nutrition Products.

Our first product offering will be sports nutrition products which are food and dietary supplements designed to be taken in conjunction with a fitness program. Management believes that these products, which initially include protein and weight gain powders and Protein Bars will appeal to consumers who are engaged in regular exercise, including athletes who are in training to gain weight and develop their physique.

Our Protein powders will be:

o    Whey Isolate based
o    Low Carbohydrate Formula
o    Cla infused to help support burning stored fat
o    Superior Amino Acid profile to help build muscle.

Our Protein Bars/Cookies will be:

o    Pure premium grade whey protein isolate
o Contain superior, Amino acids which boosts immune response and boosts anabolic activity
o    Infused with a range of multi vitamins and minerals

Vitamins and Mineral Products

Management believes that Vitamins and minerals products will be added to our product line soon after we generate revenues from our sports nutrition products. Vitamins and minerals are commonly sold in single vitamin and multi- vitamin form, and in different potency levels. Our vitamin and mineral products will be produced in tablets, soft gelatin and hard-shell capsules and powder forms. We will obtain our products from nationally known suppliers like; Twin Laboratories, Inc. and Natrol, Inc. We have no written agreements with our suppliers. These vitamins and nutritional products include acidophilus, amino acid products, antioxidants, B-Complex vitamins, Vitamin C products, Vitamin E products, Vitamins, A,D, and K, Bee products, beta carotene, calcium products, chondroitin/glucosamine, chromium, coenzyme Q-10, cranberry products, Echinacea/goldenseal, EPA and Fish oils, evening primrose, linseed, garlic, ginkgo biloba, ginseng, Grapeseed/pycnogenol, L-Carnitine, Lecithin, Milk Thistle, Mineral products, MSM products, multiple vitamins, saw palmetto, selenium, shark cartilage, and St. John's Wort.

COMPETITIVE ADVANTAGES

         We are a company concerned about our clients' health and well-being. Our products will be chemical and peanut free. We will sell our products on the internet that will lower the cost per item.

         Because our products will be produced initially in South Africa our production cost will be low and it will allow us to offer our products at a very competitive price.

         Our sports nutrition products will be laboratory tested to assure quality and safety so that our customers will be certain they are getting the highest grade whey isolate.

MARKETING

         Our marketing strategy consists of three stages. The first stage intends to develop our website and launch Internet campaign to build awareness of our brand. During the first stage, we plan to sell sports nutrition products below retail pricing from our web site. We intend to use these products as a lost leader to enable rapid market attention and have the purchasing public associate our web site with great products at a great price. We do not intend to profit from our initial marketing campaign to generate initial web site traffic. Once we have obtained steady sales traffic on our site (estimated to take 120 days following the closing of this offering), we will initiate the second stage of our strategy.

         For the second stage of our strategy we intend to enhance and improve our website by making it easier to use, introduce vitamin and mineral products and we plan to further develop name awareness by submitting our website to search engines at an estimated cost of approximately $250 per month (estimated to be complete in 240 days following the closing of this offering).

         The third stage of our strategy is to extend our brand awareness by expanding our marketing efforts to other media venues such as the home shopping network. We plan to attend health shows throughout the U.S.A. and if finances allow, we plan to have an exposition booth in these shows in order to introduce our products (estimated to be completed within 360 days following the closing of this offering).

INTELLECTUAL PROPERTY

         We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

         We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

         While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

REGULATORY MATTERS

         We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the vitamin and nutritional supplement industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

         As the date of this prospectus, FITWAYVITAMINS has no permanent staff other than its sole officer and director, Mrs. Margret Wessels, who is the President and director of the Company. Mrs. Margret Wessels is employed elsewhere and has the flexibility to work on FITWAYVITAMINS up to 15 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

         There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, the Company will hire an independent consultant to build the site.

ENVIRONMENTAL LAWS

         We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

                              AVAILABLE INFORMATION

         We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

REPORTS TO SECURITY HOLDERS

         After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room or visiting the SEC's Internet website (see "Available Information" above).

                                LEGAL PROCEEDINGS

         There are no legal proceedings pending or threatened against us.

                              FINANCIAL STATEMENTS

         Our fiscal year end is October 31, 2009. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

                         DEJOYA GRIFFITH & COMPANY, LLC
                   __________________________________________
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Board of Directors and Stockholders
Fit Way Vitamins, Inc.
BC, Canada V7E 2G2


We have audited the accompanying balance sheet of FITWAYVITAMINS, INC. (A Development Stage Enterprise) as of October 31, 2009, and the related statement of operations, stockholder's equity, and cash flows from inception (September 10, 2009) to October 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FITWAYVITAMINS, INC. (A Development Stage Enterprise) as of October 31, 2009, and the results of their operations and cash flows from inception (September 10, 2009) to October 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


De Joya Griffith & Company, LLC


/s/ DE JOYA GRIFFITH & COMPANY, LLC
___________________________________
    De Joya Griffith & Company, LLC
    Henderson, Nevada


December 14, 2009


________________________________________________________________________________

                 2580 Anthem Village Drive, Henderson, NV 89052
               Telephone (702) 563-1600  Facsimile (702) 920-8049

                              FITWAYVITAMINS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 2009

                              FITWAYVITAMINS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                    (AUDITED)


                                                               October 31, 2009
________________________________________________________________________________

ASSETS

CURRENT ASSETS
   Cash                                                            $ 9,990
________________________________________________________________________________

      TOTAL CURRENT ASSETS                                           9,990
________________________________________________________________________________

TOTAL ASSETS                                                       $ 9,990
================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                        $ 6,000
   Due to related party                                              1,402
________________________________________________________________________________

TOTAL CURRENT LIABILITIES                                            7,402
________________________________________________________________________________

TOTAL LIABILITIES
________________________________________________________________________________


STOCKHOLDER'S EQUITY
   Capital stock (Note 3)
   Authorized
      75,000,000 shares of common stock, $0.001 par value,
   Issued and outstanding
      10,000,000 shares of common stock                             10,000
   Deficit accumulated during the exploration stage                 (7,412)
________________________________________________________________________________

   Total stockholder's equity                                        2,588
________________________________________________________________________________

   Total Liabilities and Stockholder's Equity                      $ 9,990
================================================================================


    The accompanying notes are an integral part of these financial statements

                              FITWAYVITAMINS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                    (AUDITED)

                                                               From Inception
                                                            (September 10, 2009)
                                                             to October 31, 2009
________________________________________________________________________________

EXPENSES

Office and general                                              $     (1,412)
Professional fees                                                     (6,000)
________________________________________________________________________________

Net loss                                                        $     (7,412)
================================================================================



BASIC NET LOSS PER COMMON SHARE                                 $       0.00
================================================================================

WEIGHTED AVERAGE NUMBER OF BASIC
COMMON SHARES OUTSTANDING                                         10,000,000
================================================================================


    The accompanying notes are an integral part of these financial statements



                              FITWAYVITAMINS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY
             FROM INCEPTION (SEPTEMBER 10, 2009) TO OCTOBER 31, 2009


                                                                                        Deficit
                                                Common Stock                          Accumulated
                                           _______________________     Additional     During the
                                           Number of                    Paid-in       Exploration
                                             shares        Amount       Capital          Stage          Total
______________________________________________________________________________________________________________

Common stock issued for cash at $0.001
   per share
   - October 7, 2009                       10,000,000     $ 10,000        $  -         $      -       $ 10,000

Net loss                                            -            -           -           (7,412)        (7,412)
______________________________________________________________________________________________________________

Balance, October 31, 2009, audited         10,000,000     $ 10,000        $  -         $ (7,412)      $  2,588
==============================================================================================================


              The accompanying notes are an integral part of these financial statements


                              FITWAYVITAMINS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
                                    (AUDITED)


                                                               From Inception
                                                            (September 10, 2009)
                                                             to October 31, 2009
________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                       $  (7,412)
  Changes in assets and liabilities
  Increase in accrued expenses                                       6,000

NET CASH USED IN OPERATING ACTIVITIES                               (1,412)
________________________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES
  Due to related party                                               1,402
  Proceeds from sale of common stock                                10,000
________________________________________________________________________________


NET CASH PROVIDED BY FINANCING ACTIVITIES                           11,402
________________________________________________________________________________

NET INCREASE IN CASH                                                 9,990

CASH, BEGINNING OF PERIOD                                                -
________________________________________________________________________________

CASH, END OF PERIOD                                              $   9,990
================================================================================



Supplemental cash flow information and noncash financing activities:

Cash paid for:
   Interest                                                      $       -
================================================================================

   Income taxes                                                  $       -
================================================================================

                              FITWAY VITAMINS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                    (AUDITED)
                                OCTOBER 31, 2009
________________________________________________________________________________


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Fitwayvitamins, Inc. ("Company") is in the initial development stage and has incurred losses since inception totaling ($7,412). The Company was incorporated on September 10, 2009 in the State of Nevada and established a fiscal year end at October 31. The Company is a development stage company as defined in FASB ASC 915-10, "Development Stage Entities", organized to supply vitamin supplements. All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company has evaluated subsequent events through December 14, 2009, the date which the financial statements were available to be issued. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company has a deficit accumulated since inception (September 10, 2009) through October 31, 2009 of ($7,412). The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty. The Company is funding its initial operations by way of issuing Founder's shares. As of October 31, 2009, the Company had issued 10,000,000 Founder's shares at $0.001 per share for net funds to the Company of $10,000.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

BASIS OF PRESENTATION

The financial statements present the balance sheet, statements of operations, stockholder's equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

                              FITWAY VITAMINS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                    (AUDITED)
                                OCTOBER 31, 2009
________________________________________________________________________________


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
________________________________________________________________________________

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES

The Company follows the liability method of accounting for income taxes in accordance with FASB ASC 740-10 "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued FASB ASC 718-10, "Compensation- Stock Compensation." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted FASB ASC 718-10 upon creation of the company and expenses share based costs in the period incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of FASB ASC 810-05, "Fair Value Measurement and Disclosure," the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

                              FITWAY VITAMINS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                    (AUDITED)
                                OCTOBER 31, 2009
________________________________________________________________________________


NOTE 3 - CAPITAL STOCK
________________________________________________________________________________

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On October 7, 2009, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000.

As of October 31, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.


NOTE 4 - INCOME TAXES
________________________________________________________________________________

As of October 31, 2009, the Company had net operating loss carry forwards of $7,412 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at October 31, 2009

                                                            2009
                                                          _________

                   Deferred tax assets:
                   Net operating loss carry forward       $   7,412
                                                          _________

                            Total deferred tax assets         2,595

                   Less: valuation allowance                 (2,595)
                                                          _________

                   Net deferred tax assets                $       -
                                                          =========

The valuation allowance for deferred tax assets as of October 31, 2009 was $2,595. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would be realized as of October 31, 2009.

                              FITWAY VITAMINS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                    (AUDITED)
                                OCTOBER 31, 2009
________________________________________________________________________________


NOTE 4 - INCOME TAXES (CONTINUED)
________________________________________________________________________________

Reconciliation between the statutory rate and the effective tax rate is as follows at October 31, 2009:

                                                            2009
                                                          _________

                       Federal statutory tax rate          (35.0)%
                       Permanent difference and other       35.0 %
                                                          _________

                       Effective tax rate                      - %
                                                          =========


NOTE 5 - RELATED PARTY TRANSACTION
________________________________________________________________________________

As of October 31, 2009, the Company received advances from a Director in the amount of $1,402 to pay for incorporation costs. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

PLAN OF OPERATION

         Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital and start its sales. We aim to raise the capital by investors investing in our startup company. The first stage of our operations over this period would be to get our manufacturers initially in South Africa and subsequently in China and India to give us sample products to take to testing labs in US to ensure the products meet our high standards. Next, we intend to finish the product containers and packaging and printing all the ingredients on the labels. We will then finish the web site and have all the pictures and flash done to really market our Superior product. We should complete this stage at about 120 days following the closing of this offering.

         During the second stage of operations, we will contact experts in the field of online search optimization so that when ever some one "googles" the words like nutrition or protein powder, we come up second or third on the search page. During this stage, will intend to introduce new products and enhance our website. We should complete this stage at about 240 days following the closing of this offering.

         This should start to generate income and allow us to participate in health expos all over North America talking about health, wellness and nutrition. We expect that sufficient income will be generated within 300 days following the closing of this offering.

         We will continue to market aggressively in North America and globally via the internet. We anticipate that at 360 days following the closing of this offering, we should be generating enough income to market our products on TV.

RESULTS OF OPERATIONS

         For the period from inception through October 31, 2009, we had no revenue. Expenses for the period totaled $7,412 resulting in a Net loss of $7,412.

CAPITAL RESOURCES AND LIQUIDITY

         As of October 31, 2009, we had $9,990 in cash.

         Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

         Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

         We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

         We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

         As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. The company's sole officer and director, Mrs. Margret Wessels has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured advance for the next twelve months as the expenses are incurred if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

OFF-BALANCE SHEET ARRANGEMENTS

         Other  than  the  above  described   situation,   the  company  has  no
off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.


         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND
                              FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.


                        DIRECTORS AND EXECUTIVE OFFICERS

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The company's current Audit Committee consists of our sole officer and director.

         The name, address, age and position of our present sole officer and director is set forth below:

       NAME                  AGE                       POSITION(S)

       Margret Wessels       70        President, Secretary/ Treasurer,
                                       Chief Financial Officer and
                                       Chairman of the Board of Directors.

         The person named above has held her offices/positions since inception of our company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

BUSINESS EXPERIENCE

         Mrs. Margret Wessels is 70 years of age. She has taught High School in South Africa for 15 years and was subsequently appointed as a lecturer at the Bloemfontein College of Education in 1978. In 1997, International Thomson Publishers published a didactics text book written by Mrs. Wessels. Oxford University Press, Southern Africa they published the Second Edition in 2007. In 2001 Mrs. Wessels was appointed as a first Education Specialist in the Free State Department of Education and retired in September 2004. Mrs. Wessels has a BA (Honours) degree, a Licentiate in Speech and Drama, and a Higher Education Diploma.

CONFLICTS OF INTEREST

         At the present time,  the company does not foresee any direct  conflict
between  Mrs.   Wessels'  other  business   interests  and  her  involvement  in
FITWAYVITAMINS,INC.


                             EXECUTIVE COMPENSATION

         FITWAYVITAMINS has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

         The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through October 31, 2009.



                                      SUMMARY COMPENSATION TABLE
________________________________________________________________________________________________________________
                                                              Non-Equity     Nonqualified
Name and                                  Stock    Option   Incentive Plan     Deferred       All Other
principal                Salary   Bonus   Awards   Awards    Compensation    Compensation   Compensation   Total
position          Year    ($)      ($)     ($)      ($)          ($)         Earnings ($)       ($)         ($)
________________________________________________________________________________________________________________

MARGRET WESSELS   2009     0        0       0        0            0               0              0           0
President
________________________________________________________________________________________________________________


         We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of October 31, 2009.



                                         OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

_________________________________________________________________________________________________________________________________
                                          OPTION AWARDS                                        STOCK AWARDS
_________________________________________________________________________________________________________________________________
  NAME               NUMBER OF   NUMBER OF  EQUITY      OPTION    OPTION     NUMBER OF   MARKET      EQUITY      EQUITY
                    SECURITIES  SECURITIES  INCENTIVE  EXERCISE EXPIRATION   SHARES OR  VALUE OF   INCENTIVE    INCENTIVE
                      UNDER-      UNDER-     PLAN       PRICE      DATE      UNITS OF   SHARES OR    PLAN         PLAN
                      LYING       LYING     AWARDS:      ($)                STOCK THAT   UNITS OF    AWARDS:     AWARDS:
                    UNEXERCISED UNEXERCISED NUMBER OF                        HAVE NOT   STOCK THAT NUMBER OF     MARKET OR
                      OPTIONS     OPTIONS   SECURITIES                        VESTED     HAVE NOT   UNEARNED   PAYOUT VALUE
                       (#)         (#)     UNDERLYING                          (#)        VESTED  SHARES,UNITS  OF UNEARNED
                    EXERCISE-  UNEXERCISE-  UNEXCER-                                       (#)      OR OTHER   SHARES, UNITS
                      ABLE        ABLE       CISED                                                RIGHTS THAT    OR OTHER
                                            UNEARNED                                                HAVE NOT    RIGHTS THAT
                                            OPTIONS                                                  VESTED      HAVE NOT
                                             (#)                                                      (#)         VESTED
                                                                                                                   (#)
_________________________________________________________________________________________________________________________________

MARGRET
WESSELS                 -          -          -           -          -           -          -           -            -
_________________________________________________________________________________________________________________________________



         There were no grants of stock options since inception to the date of this Prospectus.

         We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

         The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. FITWAYVITAMINS may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

         The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

DIRECTOR COMPENSATION

         The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (September 10, 2009) through October 31, 2009.


                                 DIRECTOR COMPENSATION

          Fees
          Earned                      Non-Equity     Non-Qualified
          or                           Incentive      Deferred         All
          Paid in   Stock    Option     Plan         Compensation      Other
          Cash      Awards   Awards   Compensation     Earnings      Compensation   Total
 Name     ($)       ($)      ($)           ($)           ($)            ($)         ($)
_________________________________________________________________________________________

MARGRET
WESSELS    0         0        0             0             0              0           0
_________________________________________________________________________________________



         At this time, FITWAYVITAMINS has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.


                                                       Percentage   Percentage    Percentage   Percentage
                                                           of           of            of           of
              Name and                                 Ownership    Ownership     Ownership    Ownership
              Address        Amount and                 Assuming     Assuming      Assuming     Assuming
             Beneficial      Nature of                 all of the   75% of  the   50% of the   25% of the
Title of        Owner        Beneficial   Percent of   Shares are   Shares are    Shares are   Shares are
 Class           [1]           Owner        Class         Sold         Sold          Sold         Sold
_________________________________________________________________________________________________________

Common     Margret Wessels   10,000,000      100%        71.4%         76.9%         83.3%        90.9%
Stock      16 Morgan St
           Dan Pienaar,
           Bloemfontein
           9301
           South Africa

           All Officers      10,000,000       100%       71.4%         76.9%         83.3%        90.9%
           and Directors
           as a Group
           (1 person)

 [1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings.
      Mrs. Wessels is the only "promoter" of our company.


         Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 7, 2009, we issued a total of 10,000,000 shares of common stock to Mrs. Margret Wessels, our sole officer and director, for total cash consideration of $10,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.


       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                 ACT LIABILITIES

         Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

              PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

         Legal and Accounting       $ 4,000
         SEC Filing Fee             $     5
         Printing                   $   200
         Transfer Agent             $ 1,500
                                    _______

              TOTAL                 $ 5,705


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     RECENT SALES OF UNREGISTERED SECURITIES

         FITWAYVITAMINS is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

         During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

OCTOBER 7, 2009

         We have issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000, or $0.001 per share.

         We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

         We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.   DOCUMENT DESCRIPTION

3(i)          Articles of Incorporation
3(ii)         By-laws
5             Opinion re: legality
23            Consent of experts and counsel

DESCRIPTION OF EXHIBITS

EXHIBIT 3(i)

Articles of Incorporation of FITWAYVITAMINS, INC., dated September 10, 2009.

EXHIBIT 3(ii)

Bylaws of FITWAYVITAMINS, INC. approved and adopted on September 10, 2009.

EXHIBIT 5

Opinion of Diane Dalmy 1775 Sherman Street Suite 2015 Denver, CO 80203 dated __________, regarding the legality of the securities being registered.

EXHIBIT 23

Consent of De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, 2580 Anthem Village Drive, Henderson, NV 89052, dated December 14, 2009, regarding the use in this Registration Statement of their report of the auditors and financial statements of FITWAYVITAMINS, INC. for the period ending October 31, 2009.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Erie, Province of Ontario, Canada on this Thirtieth day of May, 2008.


                                           FITWAYVITAMINS, INC.


                                           /s/ MARGRET WESSELS
                                           _____________________________________
                                               Margret Wessels
                                               President and Director
                                               Principal Executive Officer
                                               Principal Financial Officer
                                               Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                                           /s/ MARGRET WESSELS
                                           _____________________________________
                                               Margret Wessels
                                               President and Director
                                               Principal Executive Officer
                                               Principal Financial Officer
                                               Principal Accounting Officer


DATE:  January 28, 2010